EX-99.B-77Q1

SUB-ITEM 77Q1(a)-2: AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST OF IVY FUNDS:

Establishment and Designation of Additional Class (Ivy Cundill Global Value Fund--Class Y; Ivy European Opportunities Fund--Class Y; Ivy Global Natural Resources Fund--Class Y; Ivy International Fund--Class Y; Ivy International Value Fund--Class Y; Ivy Pacific Opportunities Fund--Class Y), dated April 19, 2003, filed with Post-Effective Amendment No. 124 to the Registration Statement on Form N-1A (incorporated by reference herein).